UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 11, 2023

DESTINATION XL GROUP, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	01-34219	04-2623104
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

555 Turnpike Street
Canton, Massachusetts		02021
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 781 828-9300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	DXLG	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Compensatory Arrangements of Certain Officers

First Amendment to the Amended and Restated Employment Agreement Between the Company and Harvey S. Kanter

On August 11, 2023, Destination XL Group, Inc. (the “Company”) entered into the First Amendment (the “Amendment”) to the Amended and Restated Employment Agreement with Harvey S. Kanter, the Company’s President, Chief Executive Officer and a member of its Board of Directors (as amended the "Amended Employment Agreement"). The independent members of the Company’s Board of Directors (the “Board”), upon recommendation of the Compensation Committee of the Board, approved the Amendment.

The Amendment extends the initial term of Mr. Kanter’s employment from April 1, 2025 to August 11, 2026, unless terminated earlier in accordance with the terms of the Amended Employment Agreement (the “Initial Term”). At the expiration of the Initial Term, the Amended Employment Agreement will automatically renew, upon the same terms and conditions, for successive periods of one year, unless either party provides advance written notice in accordance with the Amended Employment Agreement.

In connection with the extension of the Initial Term, Mr. Kanter received 573,000 Performance Shares (the “P Shares”) to be settled in shares of the Company’s common stock upon vesting. The award will vest, if at all, in nine installments, when the trailing 30-day volume-weighted average closing price of a share of the Company’s common stock meets or exceeds $6.50, $6.75, $7.00, $7.25, $7.50, $7.75, $8.00, $8.25 and $8.50, respectively, subject to a minimum one-year vesting from the date of grant. Any unvested P Shares will expire on August 11, 2026.

The Amendment replaces the terms under which a Termination without Justifiable Cause (as defined in the Amended Employment Agreement) would occur to clarify that a Structured Retirement (as defined in the Fourth Amended and Restated Destination XL Group, Inc. Long-Term Incentive Plan) that occurs during the Initial Term would be treated as a Termination without Justifiable Cause.

In addition, the Amendment provides for the reimbursement of Mr. Kanter’s legal fees in connection with the negotiation and drafting of the Amendment, increases the number of Mr. Kanter’s eligible days of vacation from 25 to 30 days and provides for the reimbursement to Mr. Kanter for appropriate cyber security and identity protection services and software.

The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, included as Exhibit 10.1 to this filing and incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On August 15, 2023, the Company issued a press release, attached hereto as Exhibit 99.1, announcing the extension of Mr. Kanter's employment as President and Chief Executive Officer of the Company.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	First Amendment to the Amended and Restated Employment Agreement between the Company and Harvey S. Kanter, dated August 11, 2023, which includes the Form of Performance Share Award Agreement.

99.1	Press release dated August 15, 2023.

104	Cover Page Interactive Data File – The cover page interactive data file does not appear in the interactive data file because its XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Destination XL Group, Inc.

Date:	August 15, 2023	By:	/s/ Robert S. Molloy
General Counsel and Secretary